Exhibit 99.1

Blackbaud, Inc. Announces First Quarter 2010 Results

Announces Second Quarter 2010 Dividend

CHARLESTON, S.C. – April 27, 2010 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its first quarter ended March 31, 2010.

“We are pleased with the company’s financial results for the first quarter which were toward the upper-end of our guidance,” said Marc Chardon, Chief Executive Officer of Blackbaud. “We are encouraged by a few initial signs of stabilization in the small and mid-sized organization segments of our market; although, the macro environment facing nonprofit organizations remains challenging. We continue to focus on our key growth initiatives, including online fundraising where Blackbaud is strengthening its already leading position in the market.”

Chardon added, “Blackbaud is highly differentiated in the market place based on our significant customer base numbering over 22,000 non-profit organizations, broad suite of applications, nearly 30 year history focused on the nonprofit sector and our ability to meet customer demands for multiple deployment and purchase options. Our subscription-based solutions continue to represent the fastest growing segment of revenue and we expect that trend to continue based on our planned introduction of additional SaaS and subscription-based solutions over the next 12 to 24 months. We are confident that our product roadmap will enable Blackbaud to continue gaining market share as the spending environment improves.”

Blackbaud reported total revenue of $76.2 million for the quarter ended March 31, 2010, an increase compared to $74.7 million for the first quarter of 2009. Income from operations and net income were $9.7 million and $6.0 million, respectively, compared with $7.8 million and $4.1 million, respectively, for the first quarter of 2009. Diluted earnings per share were $0.13 for the quarter ended March 31, 2010, compared with $0.09 in the same period last year.

Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $14.5 million, representing a non-GAAP operating margin of 19%, compared with $14.0 million and non-GAAP operating margin of 18% in the same period last year, respectively.

Non-GAAP net income was $8.8 million for the quarter ended March 31, 2010, compared with $8.2 million in the same period last year. Non-GAAP diluted earnings per share were $0.20 for the quarter ended March 31, 2010, at the top of the Company’s guidance range and compared with $0.19 in the same period last year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The Company ended the quarter with $23.3 million in cash, up from $22.8 million at the end of the previous quarter.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “Blackbaud continues to deliver strong profitability in the face of the ongoing macro economic challenges facing the nonprofit industry. In addition, we continue to see strong renewal rates of the maintenance contracts covering our industry-leading solutions and growing adoption of our subscription-based offerings, which are contributing to the strength and predictability of the company’s operating results.”

Second Quarter 2010 Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has declared a second quarter dividend of $0.11 per share payable on June 15, 2010, to stockholders of record on May 28, 2010. Additionally, as of March 31, 2010, the Company had approximately $30 million remaining under its common stock share repurchase program that was authorized over a year ago.

Conference Call Details

Blackbaud will host a conference call today, April 27, 2010, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results, operations and related matters. To access this call, dial 888-505-4389 (domestic) or 719-325-2219 (international). A replay of this conference call will be available through May 4, 2010, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4311755. A live webcast of this conference call will be available on the “Investor Relations” page of the Company's website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 22,000 organizations — including University of Arizona Foundation, American Red Cross, Cancer Research UK, The Taft School, Lincoln Center, In Touch Ministries, Tulsa Community Foundation, Ursinus College, Earthjustice, International Fund for Animal Welfare, and the WGBH Educational Foundation — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Australia, Canada, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense and costs associated with amortization of intangibles arising from business combinations.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@blackbaud.com

843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share amounts)	2010	2009
Assets
Current assets:
Cash and cash equivalents	$23,281	$22,769
Donor restricted cash	9,713	12,874
Accounts receivable, net of allowance of $3,408 and $3,559 at March 31, 2010 and December 31, 2009, respectively	48,851	50,220
Prepaid expenses and other current assets	15,785	18,155
Deferred tax asset, current portion	5,728	5,728

Total current assets	103,358	109,746
Property and equipment, net	21,722	22,507
Deferred tax asset	54,890	55,570
Goodwill	73,684	73,919
Intangible assets, net	40,385	42,019
Other assets	504	468

Total assets	$294,543	$304,229

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$7,033	$10,683
Accrued expenses and other current liabilities	19,368	25,974
Donations payable	9,713	12,874
Debt, current portion	1,101	1,288
Deferred revenue	125,905	129,412

Total current liabilities	163,120	180,231
Deferred revenue, noncurrent	6,189	6,172
Other noncurrent liabilities	1,485	1,720

Total liabilities	170,794	188,123

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 52,458,297 and 52,214,606 shares issued at March 31, 2010 and December 31, 2009, respectively	52	52
Additional paid-in capital	141,525	134,726
Treasury stock, at cost; 7,674,521 and 7,677,341 shares at March 31, 2010 and December 31, 2009, respectively	(134,327)	(134,382)
Accumulated other comprehensive loss	(475)	(201)
Retained earnings	116,974	115,911

Total stockholders' equity	123,749	116,106

Total liabilities and stockholders' equity	$294,543	$304,229

Blackbaud, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended March 31,
(in thousands, except share and per share amounts)	2010	2009
Revenue
License fees	$5,167	$7,405
Services	20,089	21,129
Maintenance	30,597	28,011
Subscriptions	19,176	16,723
Other revenue	1,210	1,473

Total revenue	76,239	74,741

Cost of revenue
Cost of license fees	617	903
Cost of services	15,916	16,209
Cost of maintenance	5,770	5,148
Cost of subscriptions	7,226	6,740
Cost of other revenue	1,117	1,278

Total cost of revenue	30,646	30,278

Gross profit	45,593	44,463

Operating expenses
Sales and marketing	16,423	16,115
Research and development	10,909	11,461
General and administrative	8,397	8,939
Amortization	196	186

Total operating expenses	35,925	36,701

Income from operations	9,668	7,762
Interest income	20	62
Interest expense	(46)	(425)
Other income (expense), net	3	(161)

Income before provision for income taxes	9,645	7,238
Income tax provision	3,693	3,166

Net income	$5,952	$4,072

Earnings per share
Basic	$0.14	$0.10
Diluted	$0.13	$0.09

Common shares and equivalents outstanding
Basic weighted average shares	43,435,218	42,536,810
Diluted weighted average shares	44,226,074	43,043,777
Dividends per share	$0.11	$0.10

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Three months ended March 31,
(in thousands)	2010	2009
Cash flows from operating activities
Net income	$5,952	$4,072
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,819	3,826
Provision for doubtful accounts and sales returns	457	905
Stock-based compensation expense	3,152	3,220
Excess tax benefit on exercise of stock options	(1,014)	(65)
Deferred taxes	795	1,713
Other non-cash adjustments	(160)	35
Changes in assets and liabilities, net of acquisition of businesses:
Accounts receivable	696	3,751
Prepaid expenses and other assets	3,274	326
Trade accounts payable	61	566
Accrued expenses and other current liabilities	(6,356)	(3,687)
Donor restricted cash	3,147	5,315
Donations payable	(3,147)	(5,315)
Deferred revenue	(3,348)	(2,237)

Net cash provided by operating activities	7,328	12,425

Cash flows from investing activities
Purchase of property and equipment	(5,069)	(1,114)
Purchase of intangible assets	(130)	—

Net cash used in investing activities	(5,199)	(1,114)

Cash flows from financing activities
Proceeds from exercise of stock options	2,654	51
Excess tax benefit on exercise of stock options	1,014	65
Payments on debt	(187)	(251)
Payments on capital lease obligations	(81)	(114)
Dividend payments to stockholders	(4,910)	(4,349)

Net cash used in financing activities	(1,510)	(4,598)

Effect of exchange rate on cash and cash equivalents	(107)	(47)

Net increase in cash and cash equivalents	512	6,666
Cash and cash equivalents, beginning of period	22,769	16,361

Cash and cash equivalents, end of period	$23,281	$23,027

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(Unaudited)
	Three months ended March 31,
(in thousands, except per share amounts)	2010	2009
GAAP revenue	$76,239	$74,741

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	—	1,207
Non-GAAP revenue	$76,239	$75,948

GAAP gross profit	$45,593	$44,463

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	—	1,207
Add back: Stock-based compensation expense (see table below)	705	653
Add back: Amortization of intangibles from business combinations (see table below)	1,506	1,578

Total Non-GAAP adjustments	2,211	3,438
Non-GAAP gross profit	$47,804	$47,901

Non-GAAP gross margin	63%	63%

GAAP income from operations	$9,668	$7,762

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	—	1,207
Add back: Stock-based compensation expense (see table below)	3,152	3,220
Add back: Amortization of intangibles from business combinations (see table below)	1,702	1,764

Total Non-GAAP adjustments	4,854	6,191
Non-GAAP income from operations	$14,522	$13,953

Non-GAAP operating margin	19%	18%

GAAP net income	$5,952	$4,072

Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	4,854	6,191
Add back: Tax impact related to Non-GAAP adjustments	(1,962)	(2,071)

Non-GAAP net income	$8,844	$8,192

Shares used in computing Non-GAAP diluted earnings per share	44,226	43,044

Non-GAAP diluted earnings per share	$0.20	$0.19

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$436	$377
Cost of maintenance	177	157
Cost of subscriptions	92	119

Subtotal	705	653
Operating expenses
Sales and marketing	361	340
Research and development	711	711
General and administrative	1,375	1,516

Subtotal	2,447	2,567

Total stock-based compensation expense	$3,152	$3,220

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$94	$81
Cost of services	336	334
Cost of maintenance	297	325
Cost of subscriptions	760	819
Cost of other revenue	19	19

Subtotal	1,506	1,578

Operating expenses	196	186

Total amortization of intangibles from business combinations	$1,702	$1,764